Exhibit 5.1

          October 6, 2006

The Board of Directors
Immunosyn Corporation
4225 Executive Square
Suite 260
La Jolla, California 92037
Re: Immunosyn Corporation — Registration Statement on Form SB-2
Ladies and Gentlemen:
We have acted as counsel to Immunosyn Corporation (the “Company”) in connection with the registration for resale under the Securities Act of 1933, as amended (the “Act”), of 277,000,000 shares (the “Shares”) of its common stock, $.0001 par value per share (“Common Stock”), to be sold by certain selling stockholders pursuant to a Registration Statement on Form SB-2 (the “Registration Statement”), and certain matters relating thereto.
In that connection, we have examined such documents, corporate records and other instruments and undertaken such further inquiry as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, examination of the Registration Statement and the Certificate of Incorporation and Bylaws of the Company, including all amendments thereto. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.
Based upon, subject to and limited by the foregoing and the other qualifications and limitations stated in this letter, we are of the opinion that the Shares being registered for resale by existing stockholders are duly authorized, validly issued, fully paid and non-assessable Shares of the Company in the control of their present owners, and will remain fully paid when resold by those stockholders.
This opinion is limited to the laws of the State of Delaware and the federal law of the United States of America and to the matters stated herein. This opinion is made as of the date hereof, and after the date hereof, we undertake no, and disclaim any, obligation to advise you of any change in any matters set forth herein.

We do not express an opinion on any matters other than those expressly set forth in this letter.

Very truly yours,

/s/	Brown Raysman Millstein Felder & Steiner LLP